EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-219618) of Flotek Industries, Inc. of our reports dated February 8, 2017, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Flotek Industries, Inc., appearing in the Annual Report on Form 10-K of Flotek Industries, Inc. for the year ended December 31, 2016.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Hein & Associates LLP

Houston, Texas
September 21, 2017